Explanatory Note

GolfSuites 1, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 11.

PART III

INDEX TO EXHIBITS

1.1	Dalmore Group, LLC Broker-Dealer Agreement dated December 29, 2020*
2.1	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation*
2.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation*
2.3	Amended and Restated Certificate of Incorporation*
2.4	Bylaws*
4	Form of Subscription Agreement*
6.1	Management Services Agreement between GolfSuites 1, Inc. and KGEM Golf, Inc. dated January 17, 2019*
6.2	MIP Agreement dated August 2020*
6.3	4ORE Golf Lease Agreement dated November 2018*
6.4	Assignment of LLC interest and Amendment to LLC Agreement of GolfSuites Tulsa, LLC dated December 31, 2020*
6.5	Lease Agreement between Onefire Holding Company, LLC, and GolfSuites Tulsa, LLC, dated September 13, 2019*
8	Form of Escrow Agreement*
11	Accountants Consent
12	Attorney’s Opinion*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Riverview, State of Florida, on February 3, 2021.

GolfSuites 1, Inc.

/s/ Gerald Ellenburg

By Gerald Ellenburg
CEO of GolfSuites 1, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gerald Ellenburg

Gerald Ellenburg, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director

Date: February 3, 2021